                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary  Proxy Statement
[ ]  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[X]  Definitive  Proxy Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     United Payors & United Providers, Inc.
         --------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1) Title of each class of securities to which transaction applies:
         .......................................................................
      2) Aggregate number of securities to which transaction applies:
         .......................................................................
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         .......................................................................
      4) Proposed maximum aggregate value of transaction:
         .......................................................................
      5) Total fee paid: None

         .......................................................................

[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as  provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
            ............................................
      2)    Form, Schedule or Registration Statement No.:
            ............................................
      3)    Filing Party:
            ............................................
      4)    Date Filed:
            ............................................

                     UNITED PAYORS & UNITED PROVIDERS, INC.
                             2275 RESEARCH BOULEVARD
                            ROCKVILLE, MARYLAND 20850

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 15, 1999

      The Annual Meeting of Stockholders of United Payors & United Providers, Inc. (the "Company") will be held June 15, 1999 at the Ritz-Carlton Pentagon City, 1250 S. Hayes Street, Arlington, Virginia 22202 at 1:30 p.m., Eastern Daylight Time, for the following purposes:

      1. To elect three directors for a three-year term expiring at the annual meeting of stockholders in 2002 and until their successors are elected and qualified, and to elect two directors to serve the remaining term of a three-year term expiring at the annual meeting of stockholders in 2001 and until their successors are elected and qualified;

      2. To amend the Company's Certificate of Incorporation by (i) repealing Article FIFTH, Section C, which prohibits stockholders from taking action by written consent; (ii) repealing Article EIGHTH, which imposes restrictions on certain transactions with "interested stockholders", (iii) repealing Article NINTH, which authorizes the Board of Directors to consider the impact of certain business transactions on constituencies other than stockholders; and (iv) amending Article SIXTH, Section D, Article SEVENTH and Article TWELFTH to lower from 80% to 66 2/3% the stockholder vote required to remove directors for cause and to amend the Certificate of Incorporation and Bylaws;

      3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent certified public accountants for 1999; and

      4. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Only stockholders of record at the close of business on April 30, 1999 will be entitled to receive notice of, and to vote at, the Annual Meeting.

      Stockholders are cordially invited to attend the Annual Meeting (the "Meeting") in person. Whether or not you expect to attend, WE URGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND THEN COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE. It is important that your shares be represented at the Meeting by your executed proxies should you be unable to attend the Meeting in person. Your promptness in responding will assist us to prepare for the Meeting and to avoid the cost of a follow-up mailing. If you receive more than one proxy card because you own shares registered in different names or at different addresses, then each proxy card should be completed and returned. A list of stockholders entitled to vote at the Meeting will be available at the Company, 2275 Research Boulevard, 6th Floor, Rockville, Maryland 20850, for a period of ten days prior to the Meeting and will also be available at the Meeting itself.

                                          Sincerely,



                                          /s/ Joseph M. Mott
                                              SECRETARY
May 17, 1999

                     UNITED PAYORS & UNITED PROVIDERS, INC.
                             2275 RESEARCH BOULEVARD
                            ROCKVILLE, MARYLAND 20850

                                 PROXY STATEMENT

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 15, 1999


                               GENERAL INFORMATION

      This Proxy Statement is furnished to stockholders of United Payors & United Providers, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders (the "Meeting"). The Meeting is scheduled to be held on June 15, 1999 at 1:30 p.m., Eastern Daylight Time, at the Ritz-Carlton Pentagon City, 1250 S. Hayes Street, Arlington, Virginia 22202 and at any adjournments thereof. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed form of proxy will commence on or about May 17, 1999. The 1998 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended December 31, 1998, accompanies this Proxy Statement.

      At the Meeting, stockholders will be asked to vote upon: (1) the election of three directors to serve for three-year terms expiring at the annual meeting of stockholders in 2002 and until their successors are elected and qualified, and the election of two directors to serve for the remaining term of a three-year term expiring at the annual meeting of stockholders in 2001 and until their successors are elected and qualified; (2) the amendment of the Company's Certificate of Incorporation to modify or eliminate various anti-takeover provisions; (3) the ratification of the selection of independent certified public accountants for 1999; and (4) such other business as may properly come before the Meeting and at any adjournments thereof.


                    VOTING SECURITIES AND SECURITY OWNERSHIP

      The close of business on April 30, 1999 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of and to vote at the Meeting. As of the close of business on that date, the Company had outstanding and entitled to vote 18,820,956 shares of common stock, par value $0.01 per share (the "Common Stock").

      A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held.

      Directors are elected by a plurality of the votes cast. Stockholders may not cumulate their votes for the election of directors. The three nominees receiving the highest number of votes for the term expiring at the annual meeting of stockholders in the year 2002 will be elected, and the two nominees receiving the highest number of votes for the remaining term expiring at the annual meeting of stockholders in 2001 will be elected. In tabulating the votes, votes withheld in connection with the election of one or more nominees and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

      The affirmative vote of holders of at least 80% of the shares of Common Stock outstanding as of the Record Date will be required to approve the proposed amendment of the Company's Certificate of Incorporation, except that the repeal of Article NINTH, which authorizes the Board of Directors to consider the impact of certain business transactions on constituencies other than stockholders, only requires the affirmative vote of a majority of the shares of Common Stock outstanding as of the Record Date. Accordingly, if an affirmative vote of a majority but less than 80% of the shares of Common Stock outstanding as of the Record Date is received for the proposed amendment of the

Company's Certificate of Incorporation, the effect will be to repeal Article NINTH but not adopt any of the other changes to the Certificate of Incorporation proposed by the amendment. Failure to return a properly executed proxy card or to vote in person, or abstaining from voting, will have the same effect as a vote AGAINST approval of the proposed amendment of the Certificate of Incorporation. Shares underlying broker non-votes will not be counted as having been voted at the Meeting and will have the same effect as a vote AGAINST approval of the proposed amendment of the Certificate of Incorporation.

      The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the matter will be required to ratify the selection of the Company's independent certified public accountants. In determining whether this proposal has received the requisite number of affirmative votes, broker non-votes will be disregarded and will have no effect on the outcome of the vote.

VOTING OF PROXIES

      IF THE ACCOMPANYING PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AT THE MEETING AS SPECIFIED IN THE PROXY. IF NO INSTRUCTIONS ARE SPECIFIED, THE SHARES REPRESENTED BY ANY PROPERLY EXECUTED PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW UNDER PROPOSAL 1 "ELECTION OF DIRECTORS"; "FOR" THE PROPOSED AMENDMENT OF THE CERTIFICATE OF INCORPORATION SET FORTH UNDER PROPOSAL 2 "APPROVAL OF AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION"; "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999 UNDER PROPOSAL 3 "RATIFICATION OF THE SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS"; AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

REVOCATION OF PROXIES

      Any proxy given pursuant to this solicitation may be revoked by a stockholder at any time before it is exercised by written notice delivered to the Secretary of the Company, by timely submission of a properly executed proxy bearing a later date or by voting in person at the Meeting.

SOLICITATION OF PROXIES

      The Company will bear the cost of this solicitation, including amounts paid to banks, brokers, and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners of Common Stock. The solicitation will be by mail, with the material being forwarded to the stockholders of record and certain other beneficial owners of Common Stock by the Company's officers and other regular employees (at no additional compensation to those officers and employees). In addition to the solicitation of proxies by mail, D.F. King & Co., Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Meeting and will be paid a fee not to exceed $6,500, plus out-of-pocket expenses. Officers and employees of the Company may also solicit proxies from stockholders by personal contact, by telephone, or by other means if necessary in order to assure sufficient representation at the Meeting.

      American Stock Transfer & Trust Company has been retained to receive and tabulate proxies.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of April 30, 1999, by (a) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (b) each executive officer identified in the Summary Compensation Table below, (c) each director and nominee for director, and (d) all executive officers and directors as a group. Except as otherwise noted, the named stockholders had sole voting and investment power with respect to such securities. Unless indicated otherwise, the address of each of these persons is c/o United Payors & United Providers, Inc., 2275 Research Boulevard, Rockville, Maryland 20850.

                                                                                  Shares Beneficially Owned
             Name of Beneficial Owner                                            Number            Percentage
             ------------------------                                            ------            ----------
     Thomas L. Blair(1).......................................................   7,183,150            38.2%
     Principal Mutual Holding Company ("Principal Mutual") (2)(3).............     850,000             4.5
     Independent Divestment Trust (the "Trust")(4)............................   4,500,000            23.9
     Capital Z Financial Services Fund II, L.P. and Capital Z Financial
     Services Private Fund II, L.P. (collectively, the "Capital Z Funds")(5)..   4,000,000            21.3

     OTHER DIRECTORS AND NAMED EXECUTIVE OFFICERS
     Edward S. Civera(6) .....................................................     530,994             2.7
     Spiro A. Karadimas(7)....................................................     500,943             2.7
     S. Joseph Bruno(8).......................................................     440,339             2.3
     Bette B. Anderson........................................................      13,500                (9)
     William E. Brock.........................................................      14,250                (9)
     Frederick H. Graefe......................................................      34,120                (9)
     All executive officers and directors as a group(10)......................  11,468,595            59.4

---------------------------
(1) Represents 2,424,500 shares owned by Mr. Blair jointly with his wife, 200,000 shares owned solely by his wife, 58,650 shares owned by companies Mr. Blair may be deemed to control and 4,500,000 shares that Mr. Blair has agreed to purchase from Independent Divestment Trust. Mr. Blair has granted to the Capital Z Funds an option (the "Capital Z Option") to purchase 2,250,000 shares of Common Stock. See "--Recent Changes in Ownership by Principal Stockholders."
(2) These shares are held through Principal Health Care, Inc. an indirect wholly owned subsidiary of Principal Mutual. The address of Principal Mutual and Principal Health Care is 711 High Street, Des Moines, Iowa 50392. Two current Directors of the Company are executive officers of Principal Mutual. Mr. Drury is Chairman of the Board and Chief Executive Officer and Mr. Graf is Senior Vice President. These persons do not individually own any shares of Company stock, but may be considered beneficial owners with respect to the shares owned by Principal Mutual by virtue of their positions with Principal Mutual. The respective addresses of these persons are care of Principal Mutual at Principal Mutual's address.
(3) In connection with the proposed acquisition by the Company of Baltimore American Savings Bank (the "Bank") and its parent holding company, Principal Mutual is divesting its control of the Company within the meaning of the Savings and Loan Holding Company Act. Such divestiture has involved Principal Mutual's sale of 4,500,000 shares of Common Stock of the Company to the Trust and 1,250,000 shares in a public offering. In addition, Messrs. Michael H. Gersie and Kenneth J. Linde, who were nominated as directors of the Company by Principal Mutual, resigned from the Board effective April 30, 1999, and Messrs. Drury and Graf intend to resign as directors of the Company prior to its acquisition of Baltimore American Savings Bank.
(4) The Trust is obligated to sell these shares to Mr. Blair and he is a beneficial owner of these shares. The Trust is required to vote these shares in the same proportion as other stockholders vote their shares, except that the Trust is required pursuant to the terms of the trust agreement to vote all of its shares in favor of the amendment of the Certificate of Incorporation presented to stockholders at this Meeting. See "--Recent Changes in Ownership by Principal Stockholders."
(5) Includes (i) 1,742,482 shares owned by Capital Z Financial Services Fund II, L.P. ("Capital Z Qualified Fund"), a limited partnership of which Capital Z Partners, Ltd. ("Capital Z Partners") is the ultimate general partner, (ii) 7,518 shares owned by Capital Z Financial Services Private Fund II, L.P. ("Capital Z Private Fund"), a limited partnership of which Capital Z Partners is the ultimate general partner, (iii) 2,240,334 shares which may be acquired by Capital Z Qualified Fund upon exercise of the Capital Z Option and (iv) 9,666 shares which may be acquired by Capital Z Private Fund upon exercise of the Capital Z Option. Steven M. Gluckstern and Robert A. Spass are members of the Investment Committee of Capital Z Partners' Board of Directors. As members of such committee, Messrs. Gluckstern and Spass may be deemed indirect beneficial owners of the shares owned by Capital Z Qualified Fund and Capital Z Private Fund. Each of Messrs. Gluckstern and Spass disclaims beneficial ownership of any shares not held of record by him. At the request of the Capital Z Funds, Messrs. Gluckstern and Paul H. Warren, a Senior Vice President of Capital Z Partners, have been appointed to the board of directors and nominated for election by stockholders to fill the remaining terms as directors which expires at the annual meeting of stockholders in 2001. The address of Capital Z Partners and Messrs. Gluckstern, Spass and Warren is One Chase Manhattan Plaza, 44th Floor, New York, New York 10005.
(6) Includes options to purchase 515,625 shares which are presently exercisable. Of the 530,994 shares beneficially owned by Mr. Civera, 10,000 shares are held in trust under the Uniform Gift to Minors Act for Mr. Civera's children.
(7) Of this number, 105,000 shares are held in trust under the Uniform Gift to Minors Act for Mr. Karadimas' children and 120,000 are in Mr. Karadimas' wife's name.
(8) Of this number, 230,000 shares are held in trust under the Uniform Gift to Minors Act for Mr. Bruno's children and 25,750 shares are in Mr. Bruno's wife's name.
(9)  Represents  less than 1.0% of the  Company's  Common  Stock.
(10) Includes shares owned by Principal Mutual and the Capital Z Funds.

RECENT CHANGES IN OWNERSHIP BY PRINCIPAL STOCKHOLDERS

      In 1999, certain principal stockholders of the Company engaged in transactions that have resulted in significant changes in their ownership of the Company's Common Stock. As a result, Principal Mutual has reduced its beneficial ownership of Common Stock from 6,600,000 shares to 850,000 shares. Mr. Blair has increased his beneficial ownership from 3,383,150 shares to 7,183,150 shares and the Capital Z Funds have purchased (a) 1,750,000 shares of Common Stock from management and employees of the Company; and (b) an option to purchase from Mr. Blair an additional 2,250,000 shares of Common Stock. These transactions are described below.

      SALE OF SHARES BY PRINCIPAL MUTUAL

      In light of the proposed acquisition by the Company of Baltimore American Savings Bank, a federal savings bank (the "Bank"), Principal Mutual is divesting its control (for purposes of the Savings and Loan Holding Company Act) of the Company. In February 1999, Principal Mutual sold 4,500,000 shares of the Company's Common Stock (the "Principal Shares"), representing 25.6% of the then-outstanding shares of Common Stock and 68.2% of Principal Mutual's holdings, to the Trust, a Delaware business trust formed for that purpose. Principal Mutual received from the Trust $13,225,000 in cash and trust certificates entitling it to the additional proceeds to be received by the Trust from the sale of the Principal Shares as described below. In addition, in April 1999, Principal Mutual sold 1,250,000 shares in a public offering.

      As a result of these divestitures, Principal Mutual beneficially owns 850,000 shares of Common Stock, or approximately 4.5% of the outstanding shares. In addition, two directors of the Company who were nominated as directors by Principal Mutual have resigned. The remaining two directors of the Company who were nominated by Principal Mutual would resign prior to acquisition of the Bank. See "Proposal 1 Election of Directors."

      AGREEMENT OF MR. BLAIR TO PURCHASE SHARES FROM THE TRUST

      At the same time that Principal Mutual sold its shares to the Trust, Mr. Blair agreed to purchase the Principal Shares from the Trust. Mr. Blair paid the Trust $13,225,000 towards the purchase and committed to pay the additional amount owed on or before February 25, 2003 (the "Settlement Date"). The purchase price per share is a maximum of $27.60 per share (less $2.94 per share representing the allocable per share portion of the $13,225,000 already paid by Mr. Blair). Mr. Blair may purchase the shares in whole or in part prior to the Settlement Date and must purchase all of the shares by the Settlement Date. In the event of a default by Mr. Blair on the Settlement Date with respect to the purchase of any of the Principal Shares, the Trust is required to sell those shares.

      As a result of his agreement with the Trust, Mr. Blair is considered under the rules of the Securities and Exchange Commission ("SEC") to beneficially own the Principal Shares. Such ownership, together with Mr. Blair's existing ownership of Common Stock, means that Mr. Blair beneficially owns 7,183,150 shares, or approximately 38.2% of outstanding shares of Common Stock as of April 30, 1999. However, 2,250,000 of these shares are subject to the Capital Z Option, which is discussed below.

      Prior to Mr. Blair's purchase of the Principal Shares from the Trust, the Trust would be the legal owner of those shares. However, the Trust is required to vote the Principal Shares on any matter in the same proportion as the votes on such matter by the other Company stockholders; except that the Trust is required to vote for the amendment of the Company's Certificate of Incorporation presented to stockholders for their approval at the Meeting. See "Proposal 2 Approval of Amendment of the Company's Certificate of Incorporation."

      CAPITAL Z FUND'S PURCHASE OF SHARES FROM MANAGEMENT

      Also in February 1999, the Capital Z Funds purchased from Mr. Blair and certain other management and employee holders of Common Stock an aggregate of 1,750,000 shares of Common Stock for $35 million. Mr. Blair sold 700,000 of those shares. Also, Mr. Blair granted the Capital Z Option which entitle the Capital Z Funds to purchase from him an additional 2,250,000 shares of Common Stock for $27.60 per share, including a $6.00 per share non-refundable deposit. Mr. Blair used most of the proceeds from this transaction, after giving effect to his federal and state income tax obligations, to make the $13,225,000 payment to the Trust. As a result, the Capital Z Funds own 9.3% of the Company's Common Stock outstanding. The Capital Z Funds beneficially own 21.3% of the Common Stock when the Capital Z Option is considered. Mr. Blair's beneficial ownership would be reduced to 26.2% if the option is exercised.

      For the purposes of the SEC's rules (and the foregoing table), the 2,250,000 shares subject to the Capital Z Option are considered to be beneficially owned by Mr. Blair and the Capital Z Funds.

      RELATED ARRANGEMENTS

      In connection with the Capital Z Funds transactions described above, Mr. Blair and the Company agreed to certain related arrangements, which are described below.

      NOMINATION OF DIRECTORS. The Company agreed to nominate to its Board of Directors two individuals designated by the Capital Z Funds. Those persons have been appointed to the Board and are presented for election by stockholders at this Meeting, as discussed under "Proposal 1 Election of Directors." Certain increases in the number of directors could require an increase in the number of directors to be designated by the Capital Z Funds. The Capital Z Fund's rights to board nominees are subject to their maintaining specified levels of Common Stock ownership.

      REGISTRATION RIGHTS. In addition, the Company granted certain registration rights which permit the Capital Z Funds to have the Company file registration statements with the SEC to cover sales of the 1,750,000 shares acquired by the Capital Z Funds and the 2,250,000 shares that the Capital Z Funds would acquire upon exercise of the Capital Z Option. These registration rights are not exercisable until at least August 1999. The Capital Z Funds may assign these rights. The Company has a right of first offer with respect to any proposed sale by the Capital Z Funds of the shares covered by the aforementioned registration rights.

      AMENDMENT OF CERTIFICATE OF INCORPORATION. The Company agreed to submit to stockholders at this Meeting a proposal to amend its Certificate of Incorporation to eliminate or reduce requirements imposed by certain provisions which may be considered to have an anti-takeover effect. This amendment is discussed under "Proposal 2 Approval of Amendment of the Company's Certificate of Incorporation."

      Thomas L. Blair has agreed to vote his shares in favor of that amendment, and the Trust is directed to vote its shares in favor of that amendment.

      OTHER MATTERS. In addition, Mr. Blair granted the Capital Z Funds certain rights to buy shares of Common Stock if Mr. Blair proposes to sell those shares and certain rights to participate in a sale by Mr. Blair of shares of Common Stock. The Company has also agreed not to repurchase shares of its stock to the extent that such repurchases would subject the Capital Z Funds to a possible presumption of control under the Home Owners Loan Act, as amended, based on the 1,750,000 shares the Capital Z Funds currently own and shares that they acquire upon exercise of the Capital Z Option so long as the Company is a savings and loan holding company.


                       MATTERS SUBJECT TO STOCKHOLDER VOTE

                        PROPOSAL 1 ELECTION OF DIRECTORS

      Pursuant to the Company's Certificate of Incorporation and Bylaws, the Board of Directors of the Company is divided into three classes as nearly equal in number as possible. The persons designated by the Board of Directors as nominees for election as directors with terms expiring at the annual meeting of stockholders in 2002 are Thomas L. Blair, Thomas J. Graf and Frederick H. Graefe.

      In addition, as discussed under "Voting Securities and Security Ownership--Recent Changes in Ownership by Principal Stockholders," Principal Mutual has significantly reduced its ownership in the Company. As a result, Messrs. Michael H. Gersie and Kenneth J. Linde resigned from the Board of Directors effective April 30, 1999. Both of these persons were nominated as directors at the request of Principal Mutual. Messrs. Drury and Graf also would resign from the Board of Directors prior to the Company's acquisition of the Bank.

      Further, also as discussed under "Voting Securities and Security Ownership--Recent Changes in Ownership by Principal Stockholders," Messrs. Steven M. Gluckstern and Paul H. Warren have been appointed to the Board and nominated by the Board of Directors for election by stockholders at this meeting to fill the remaining terms of Messrs. Gersie and Linde, which expire at the annual meeting of stockholders in 2001. Mr. Gluckstern is the Chairman and Mr. Warren is a Senior Vice President of Capital Z Partners, the ultimate general partners of the Capital Z Funds.

      UNLESS A CONTRARY DIRECTION IS INDICATED, IT IS INTENDED THAT PROXIES RECEIVED WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF THE THREE NOMINEES TO SERVE FOR THREE-YEAR TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2002, AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED, AND OF THE TWO NOMINEES TO SERVE THE REMAINING TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2001, AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board of Directors expects that each nominee named in the following table will be available for election.

      All the nominees for director, and the directors who will continue to serve after the 1999 Annual Meeting, are listed below with their principal occupations for the last five years.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL THE NOMINEES NAMED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS AND DIRECTORS

      The following table sets forth certain information with respect to the executive officers and directors of the Company as of April 30, 1999.

               Name                             Age                        Position                  Since
               ----                             ---                        --------                  -----
     NOMINEES FOR THE TERM EXPIRING IN 2002:
         Thomas L. Blair......................  54      Chairman of the Board and
                                                          Co-Chief Executive Officer..............  1996
         Thomas J. Graf.......................  50      Director..................................  1996
         Frederick H. Graefe..................  55      Director..................................  1996
     NOMINEES FOR THE TERM EXPIRING IN 2001:
         Steven M. Gluckstern.................  48      Director..................................  1999
         Paul H. Warren.......................  43      Director..................................  1999
     CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2000:
         William E. Brock.....................  67      Director..................................  1996
         David J. Drury ......................  54      Director..................................  1996
         Edward S. Civera.....................  48      Co-Chief Executive Officer and President..  1997
     CONTINUING DIRECTOR WHOSE TERM EXPIRES IN 2001:
         Bette B. Anderson....................  70      Director..................................  1996

     OFFICERS WHO ARE NOT DIRECTORS:
         S. Joseph Bruno......................  50      Vice President and Chief Financial Officer
         Nancy I. Connaway....................  50      President of ProAmerica Managed Care, Inc.
         Barbara M. Freeman...................  50      President of National Health Services, Inc. ("NHS")
         Spiro A. Karadimas...................  40      Vice President of Operations
         Joseph M. Mott.......................  45      Secretary and General Counsel

      BETTE B. ANDERSON has served as Vice Chairman of Kelly, Anderson & Patrick, management consultants, since 1995. She served as its President from 1989 through 1995. Ms. Anderson has served on the Board of Directors for ITT Corporation, ITT Educational Services, ITT Hartford Insurance and American Banknote Corp. She is Chairman of the United States Treasury Historical Association and the Advisory Council of the Girl Scouts of the United States of America. Previously, Ms. Anderson served as Under Secretary of the United States Department of the Treasury and prior to that, she was Senior Vice President in charge of credit administration for the Citizens and Southern National Bank of Savannah, Georgia.

      THOMAS L. BLAIR is the founder of the Company and served as its sole director and controlling holder of its outstanding voting stock from its formation in 1995 until its public offering in 1996. He was the founder of America's Health Plan, Inc. ("AHP") in 1989 and served as its President and Chief Executive Officer from 1989 to 1992. From 1992 to 1995, Mr. Blair was President of Initial Managers & Investors, Inc. ("IM&I"), which business was contributed to the Company. From 1977 until 1988, Mr. Blair was a principal of Jurgovan & Blair, Inc., which developed and managed health maintenance organizations.

      WILLIAM E. BROCK has served as Senior Counsel and Trustee of the Center for Strategic and International Studies in Washington, D.C. since 1994. From 1988 to 1994, Mr. Brock served as Chairman of the Brock Group, a consulting firm. From 1988 to 1991, he served as the Chairman of the National Endowment for Democracy. From 1985 to 1987, he served as the United States Secretary of Labor and from 1981 to 1985, he was a United States Trade Representative. Mr. Brock has also served for eight years as a member of the United States House of Representatives and for six years as a member of the United States Senate. Mr. Brock is a director of Sinclair Broadcasting Corp. and On Assignment, Inc.

      EDWARD S. CIVERA joined the Company on April 1, 1997 as its President and Chief Operating Officer and became Co-Chief Executive Officer in March 1999. Prior to joining the Company, Mr. Civera was a partner with PricewaterhouseCoopers LLP, then Coopers & Lybrand L.L.P., where he had been employed for 25 years.

      DAVID J. DRURY joined an affiliate of Principal Mutual in 1966 and currently serves as its Chairman of the Board and Chief Executive Officer. Since 1970, Mr. Drury has served as an officer of Principal Mutual or its affiliates in various other capacities. Mr. Drury also is a director of Coventry Health Care, Inc.

      STEVEN M. GLUCKSTERN is a co-founder and Chairman of the Boards of Capital Z Management, Inc. and Capital Z Partners, Ltd. Capital Z Partners is the ultimate general partner of the Capital Z Funds. Prior to co-founding Capital Z Partners in July 1998, Mr. Gluckstern was a member of the Corporate Executive Board of Zurich Group ("Zurich") and served as Chairman and Chief Executive Officer of Zurich Re, the global reinsurance network of Zurich. Mr. Gluckstern also held the position of Chief Executive Officer of Zurich Centre Investments, Inc., the private equity arm of Zurich, as well as Chairman and Chief Executive Officer of Zurich Centre Group, the holding company for Zurich's "strategic financial" business. Mr. Gluckstern is a co-owner of the New York Islanders Hockey Club and a member of the National Hockey League Board of Governors.

      FREDERICK H. GRAEFE has been a partner with the law firm of Baker & Hostetler in Washington, D.C. since 1988, specializing in national health care policy with an emphasis on comprehensive health care reform. He serves as Washington counsel to several health care trade associations and coalitions of hospitals and physicians, manufacturers, malpractice liability insurers and health insurance companies.

      THOMAS J. GRAF joined an affiliate of Principal Mutual in 1972 and since 1994, has served as Senior Vice President of Principal Mutual. Since 1976, Mr. Graf has served as an officer of affiliates of Principal Mutual. Mr. Graf also is a director of Coventry Health Care, Inc.

      PAUL H. WARREN is a co-founder of Capital Z Partners. Prior to co-founding Capital Z Partners, Mr. Warren was a Partner in Insurance Partners, L.P. ("IPI"), a limited partnership organized in 1994 to make investments in property and casualty insurers, life and health insurers, healthcare services firms and related insurance businesses. In connection with IPI, he serves as a director of Tarquin plc, Corporate Health Dimension, Provincia Salud, Provincia ART and Annuity & Life Re. Prior to the formation of IPI, Mr. Warren was a Managing Director of International Insurance Advisors, Inc. and a Vice President in the insurance group at J.P. Morgan & Co. Before that, Mr. Warren was an Assistant Secretary in the Hong Kong Government.

      S. JOSEPH BRUNO has been Vice President and Chief Financial Officer of the Company since September 1995 and its Corporate Secretary from September 1995 to March 1997. Prior to joining the Company, Mr. Bruno was a partner with PricewaterhouseCoopers LLP, then Coopers & Lybrand L.L.P., from 1989 to 1995. From 1986 to 1989, Mr. Bruno was the Senior Vice President and Chief Financial Officer of Jurgovan & Blair, Inc. From 1971 to 1986, Mr. Bruno worked at KPMG Peat Marwick L.L.P., where he served in various capacities, including partner in both the Washington D.C. and Rome, Italy offices.

      NANCY I. CONNAWAY has been President of ProAmerica Managed Care, Inc. since 1992. Prior to that, Ms. Connaway was employed by the John Hancock Mutual Life Insurance Company, directing its preferred provider organization activities in a 12 state region as Southern Regional Director, Hancock Preferred Health Plans. From 1981 until 1986, she served as Vice President and General Counsel for the Nursefinders Corporation. Ms. Connaway is a registered nurse and a member of the Texas State Bar Association.

      BARBARA M. FREEMAN, M.D., joined NHS in 1993 as its Executive Vice President and Chief Medical Officer and has been the President of NHS since April 1998. From 1986 to 1993, Dr. Freeman was the Medical Director of the Healthcare Review Corporation, currently a subsidiary of NHS. From 1984 to 1986, Dr. Freeman was the Medical Director for the Kentucky Peer Review Organization ("PRO"), the federally contracted PRO for the State of Kentucky. She has been a practicing physician specializing in family practice since 1975.

      SPIRO A. KARADIMAS joined the Company in March 1995. He has 18 years of information systems and operations management experience in local government and the private sector. Prior to joining the Company, Mr. Karadimas designed and developed all in-house and client support information systems and processes for AHP, from 1992 to 1994. From 1991 to 1992, Mr. Karadimas served as Director of Systems Development for Columbia Services Group, an Arlington, Virginia company.

      JOSEPH M. MOTT joined the Company in January 1997 as the Company's General Counsel. He was appointed the Company's Corporate Secretary in March 1997. Prior to joining the Company, Mr. Mott was a principal with the law firm of Miles & Stockbridge, P.C. in Rockville, Maryland, which he joined in 1988.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors generally meets on a quarterly basis and may have additional meetings as needed. During 1998, the Board of Directors held seven meetings. The only director who attended fewer than 75% in the aggregate of the total number of meetings of the Board was William E. Brock, who missed two Board meetings. The Board has agreed to place at least one of the designees as a director of the Capital Z Funds on each of its Committees.

      The committees of the Board of Directors consist of an Audit Committee and a Compensation Committee.

      AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors the annual appointment of independent certified public accountants with whom the committee reviews the audit fees, scope, and timing of the audit, the adequacy of internal controls, and any other services rendered. The Audit Committee is comprised of Messrs. Graefe and Brock and held one meeting during fiscal year 1998.

      COMPENSATION COMMITTEE. The Compensation Committee reviews and recommends the compensation and bonuses of the executives of the Company. The Compensation Committee also administers the Company's (i) 1996 Stock Option Plan, and (ii) the 1996 Employee Stock Purchase Plan. The Compensation Committee is comprised of Ms. Anderson and Messrs. Graefe and Graf, and held one meeting during fiscal year 1998.

      NOMINATING COMMITTEE. The Company does not currently have a Nominating Committee. The Company's Board of Directors or any nominating committee appointed by the Board of Directors will consider all suggestions for nominees to the Board of Directors that are timely received in proper written form. To be in proper written form, a stockholder's notice shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Company's books, of such stockholder and (y) the class and number of shares of the Company that are beneficially owned by such stockholder.

DIRECTORS' COMPENSATION

      Directors who are not affiliated with the Company each receive a fee of $2,500 for each Board of Directors meeting and $500 for each committee meeting attended, plus travel and incidental expenses incurred in attending meetings and carrying out their duties as directors. The directors from Principal Mutual receive no fees and are reimbursed only for their travel and incidental expenses.

      In January 1998, each of the non-affiliated directors received a stock option grant of 4,500 shares of Common Stock. One-third of these stock options vested immediately, one-third vested in January 1999, and the other one-third will vest in January 2000. The options have a ten-year life and permit the holder to purchase shares at their fair market value on the date of grant.

      On January 1, 1999, each non-affiliated director also received a stock option grant of 1,500 shares of Common Stock which vested at the date of grant, is exercisable for a ten-year period and permits the holder to purchase shares at the fair market value on the date of grant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules issued thereunder, the Company's executive officers and directors are required to file with the SEC reports of ownership and changes in ownership of Common Stock. Except as discussed below, based on copies of such reports furnished to the Company, or written representation that no other reports were required, the Company believes that, during 1998, all of its executive officers and directors complied with the requirements of Section 16(a). Mr. Blair disclaims beneficial ownership of shares of Common Stock acquired by a company that he may be considered to control. Nevertheless, he has included those shares on a Form 5 report of beneficial ownership he filed for 1998. Mr. Blair did not timely file seven Form 4 reports of beneficial ownership for 1998 relating to purchases of an aggregate of 16,700 shares of Common Stock, (less than 1/10 of 1% of outstanding shares). Of those 16,700 shares, 11,400 shares were acquired by the company referenced above.


                PROPOSAL 2 APPROVAL OF AMENDMENT OF THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

      The Board of Directors unanimously approved, declared advisable and recommends that stockholders approve an amendment of the Company's Certificate of Incorporation to:

      i. repeal Article FIFTH, Section C, which prohibits stockholders from taking action by written consent;

      ii. repeal Article EIGHTH, which imposes restrictions on transactions with "interested stockholders";

      iii.  repeal  Article  NINTH,  which  authorizes the Board of Directors to
            consider   the   impact  of   certain   business   combinations   on
            constituencies other than stockholders; and

      iv. amend Article SIXTH, Section D, Article SEVENTH and Article TWELFTH to lower the stockholder vote required to remove directors for cause and amend the Company's Bylaws and Certificate of Incorporation (collectively, the "Certificate Amendment").

       The Certificate Amendment is being proposed as a result of a stockholders agreement (the "Stockholders Agreement") the Company entered into with Capital Z Qualified Fund, Capital Z Private Fund and Thomas L. Blair. The Certificate Amendment is subject to the approval of the Company's stockholders. The Board of Directors believes that the Certificate Amendment is in the best interests of the Company and its stockholders and recommends a vote FOR the Certificate Amendment.

      THIS DISCUSSION REGARDING THE CERTIFICATE AMENDMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXHIBITS A AND B TO THE PROXY STATEMENT, WHICH SET FORTH THE PROPOSED CERTIFICATE AMENDMENT AND THE PROVISIONS OF THE CERTIFICATE OF INCORPORATION THAT WOULD BE DELETED OR AMENDED BY THE CERTIFICATE AMENDMENT, RESPECTIVELY.

EFFECT OF CERTIFICATE AMENDMENT

GENERAL

      The Certificate Amendment is intended to facilitate the ability of stockholders to participate in the corporate governance of the Company and to enter into transactions with the Company by making it easier for stockholders to take action without a meeting, eliminating certain restrictions on the ability of stockholders who own, directly or indirectly, more than 10% of the voting stock of the Company to enter into certain transactions with the Company, preventing the Board of Directors from considering the effects of certain business transactions on non-stockholder constituencies and lowering from 80% to 66 2/3% the voting threshold required for stockholders to remove directors for cause and amend the Certificate of Incorporation and Bylaws. The Company does not have and is not aware of any plans, arrangements or proposals relating to the acquisition of control of the Company by any person, except for the rights to acquire stock in the Company disclosed in this Proxy Statement. See "Voting Securities and Security Ownership--Security Ownership of Management and Principal Stockholders" and "--Recent Changes in Ownership by Principal Stockholders." The form of the Certificate of Amendment to be filed with the Secretary of State of Delaware if the stockholders approve the Certificate
Amendment is attached hereto as Exhibit A. Pursuant to the Stockholders Agreement, if the stockholders approve the Certificate Amendment, the Board of Directors will adopt amendments to the Bylaws that correspond to the Certificate Amendment in order to eliminate any conflicts between the Bylaws and the Certificate of Incorporation, as amended. The following summary of the effects of the Certificate Amendment is qualified in its entirety by reference to the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws.

REPEAL OF PROHIBITION ON STOCKHOLDER ACTION BY WRITTEN CONSENT

      Article FIFTH, Section C of the Certificate of Incorporation provides:

      "Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders."

      The Certificate Amendment, if approved by stockholders, would repeal Article FIFTH, Section C of the Certificate of Incorporation in its entirety. Pursuant to Article TWELFTH, the affirmative vote of at least 80% of the Common Stock outstanding as of the Record Date is required to repeal Section C of Article FIFTH. Under the Delaware General Corporation Law, unless the certificate of incorporation specifically provides otherwise, any action that is required to be taken or that may be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If stockholders take corporate action without a meeting by less than unanimous written consent, prompt notice of such action must be given to stockholders who did not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of such meeting.

REPEAL OF RESTRICTIONS ON TRANSACTIONS WITH "INTERESTED STOCKHOLDERS"

      Article EIGHTH of the Certificate of Incorporation provides that certain types of "business combinations" between the Company, or any of its subsidiaries, and an "interested stockholder," or affiliate of such stockholder, require the affirmative vote of at least eighty percent (80%) of the outstanding shares of stock of the Company entitled to vote in the election of directors, voting together as a single class ("80% Vote Requirement"). The types of business combinations covered by Article EIGHTH include mergers and consolidations, certain sales, leases, exchanges, mortgages, pledges, transfers and other dispositions of the assets of the Company or any of its subsidiaries, certain issuances by the Company or any subsidiary of any securities to an interested stockholder or its affiliate, the liquidation or dissolution of the Company and certain reclassifications of securities. Generally, the Certificate of Incorporation defines "interested stockholder" to mean any person other than the Company or an affiliate or subsidiary thereof who or which (i) is the beneficial owner, directly or indirectly, of more than ten percent (10%) of outstanding shares of stock of the Company entitled to vote in the election of directors; (ii) is an affiliate of the Company and at any time within the two-year period prior to the date in question was the beneficial owner, directly or indirectly, of more than ten percent (10%) of outstanding shares of stock of the Company entitled to vote in the election of directors; or (iii) is the assignee of or successor to any shares that at any time within the two-year period immediately prior to the date in question were beneficially owned by an interested stockholder.

      Article EIGHTH further provides that the 80% Vote Requirement is not required for business combinations otherwise covered by Article EIGHTH if a majority of disinterested directors (as defined in Article EIGHTH) approve the business combination or each of the conditions set forth in Section B.2 of Article EIGHTH are satisfied. The conditions set forth in Section B.2 relate generally to the amount and form of consideration to be received by stockholders, whether certain actions regarding dividends have been taken without the approval of a majority of disinterested directors, whether the interested stockholder has received the benefit of any financial assistance or tax advantages directly or indirectly from the Company and the delivery to stockholders of a proxy or information statement disclosing the business combination.

      The Certificate Amendment, if approved by stockholders, would repeal Article EIGHTH in its entirety. Pursuant to Section F of Article EIGHTH and
Article TWELFTH, the affirmative vote of at least 80% of the Common Stock outstanding as of the Record Date is required to repeal Article EIGHTH.

      If the stockholders approve the Certificate Amendment, the requirements for effecting the types of business combinations covered by Article EIGHTH will be governed by the remaining provisions of the Certificate of Incorporation and the Delaware General Corporation Law. Section 203 of the Delaware General Corporation Law prohibits a corporation from engaging in any business combination with an interested stockholder (defined as a 15% stockholder) for a period of three years after the date that stockholder became an interested stockholder unless (i) before that date, the board of directors of the corporation approved the business combination or the transaction transforming the stockholder into an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the outstanding voting stock (excluding shares owned by directors, officers and certain employee stock ownership plans) or (iii) on or after the date the stockholder became "interested," the business combination gained the approval of both the corporation's directors and two-thirds of the outstanding voting shares not owned by the interested stockholder voted at a meeting and not by written consent. A Delaware corporation may negate this provision through an amendment to the certificate of incorporation or bylaws adopted by a majority of the outstanding voting shares. The Board of Directors of the Company waived the applicability of Section 203 of the Delaware General Corporation Law with respect to acquisition of Company Common Stock by Capital Z discussed under "Voting Securities and Security Ownership."

REPEAL OF PROVISION REGARDING NON-STOCKHOLDER CONSTITUENCIES

      Article NINTH of the Certificate of Incorporation provides:

      "The Board of Directors of the Corporation, when evaluating any offer of another Person (as defined in Article EIGHTH hereof) to: (A) make a tender or exchange offer for any equity security of the Corporation; (B) merge or consolidate the Corporation with another corporation or entity; or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on the Corporation's present and future customers and employees and those of its Subsidiaries; (as defined in Article EIGHTH hereof); and on the communities in which the Corporation and its Subsidiaries operate or are located."

      If approved by stockholders, the Certificate Amendment would repeal Article NINTH in its entirety. The affirmative vote of a majority of the shares of Common Stock outstanding as of the Record Date is required to repeal Article NINTH. The Company does not believe that the repeal of Article NINTH will have any significant impact on the fiduciary obligations of the directors under Delaware law to the Company and its stockholders in evaluating the types of transactions covered by Article NINTH.

REDUCTION IN VOTE REQUIRED TO REMOVE DIRECTORS FOR CAUSE AND AMEND CERTIFICATE OF INCORPORATION AND BYLAWS

      Article SIXTH, Section D of the Certificate of Incorporation provides that any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Company entitled to be voted for the election of directors, voting together as a single class. Likewise, Article SEVENTH grants stockholders the power to adopt, amend or repeal any provisions of the Company's Bylaws with the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Company entitled to be voted for the election of directors, voting together as a single class. Finally, Article TWELFTH provides that the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Company entitled to be voted for the election of directors, voting together as a single class, is required to amend or repeal Article TWELFTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH or Article TENTH.

      The Certificate Amendment, if approved by stockholders, would amend Article SIXTH, Section D, Article SEVENTH and Article TWELFTH to change the required vote in each case from at least 80% of the outstanding shares of capital stock of the Company entitled to be voted for the election of directors to at least 66 2/3% of such shares. Pursuant to Article TWELFTH, the affirmative vote of at least 80% of the shares of Common Stock outstanding as of the Record Date is required to approve these changes to the Certificate of Incorporation. The Certificate Amendment would not affect any of the provisions of Article SIXTH, Section D, Article SEVENTH and Article TWELFTH other than the percentage of the stockholder vote required to remove directors for cause and to amend the Bylaws and Certificate of Incorporation.

PURPOSE OF CERTIFICATE AMENDMENT

      The Board of Directors adopted the Certificate Amendment and is presenting it to stockholders pursuant to a condition set forth in the Stockholders Agreement. The Certificate Amendment is intended to make it easier for stockholders to participate in the corporate governance of the Company and to enhance the rights of stockholders by allowing stockholders to take action by written consent, eliminating the provision permitting the Board of Directors to consider the impact of certain transactions on groups other than stockholders and lowering the stockholder vote required to remove directors and amend the Certificate of Incorporation and Bylaws. Further, the Certificate Amendment is intended to increase the flexibility of stockholders to enter into transactions with the Company. Accordingly, the Board of Directors believes that the adoption of the Certificate Amendment and submission thereof for the approval of the stockholders, is in the best interest of the Company and its stockholders.

VOTE REQUIRED

      Pursuant to the Certificate of Incorporation, the approval of the Certificate Amendment requires the affirmative vote of the holders of at least 80% of the shares of Common Stock outstanding as of the Record Date, except that the repeal of Article NINTH, which authorizes the Board of Directors to consider the impact of certain business transactions on constituencies other than stockholders, only acquires the affirmative vote of a majority of the shares of Common Stock outstanding as of the Record Date. Approval of the Certificate Amendment by at least 80% of the shares of Common Stock outstanding as of the Record Date constitutes approval of each of the proposed changes to the Certificate of Incorporation described herein. If, however, the affirmative vote of a majority but less than 80% of the shares of Common Stock outstanding as of the Record Date is received for the proposed Certificate Amendment, the effect will be to repeal Article NINTH but not adopt any of the other changes to the Certificate of Incorporation proposed by the Certificate Amendment.

      UNLESS MARKED TO THE CONTRARY, THE SHARES PRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE APPROVAL OF THE CERTIFICATE AMENDMENT.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE
                            THE CERTIFICATE AMENDMENT


             PROPOSAL 3 RATIFICATION OF THE SELECTION OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

      The Board of Directors, in accordance with the recommendation of the Audit Committee of the Company's Board of Directors, has selected, subject to ratification by the stockholders, PricewaterhouseCoopers LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 1999. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1995.

      The Company expects representatives of PricewaterhouseCoopers LLP to attend the Meeting, to be available to respond to appropriate questions from stockholders, and to have the opportunity to make a statement if so desired.

      THE BOARD OF DIRECTORS  RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE
SELECTION  OF   PRICEWATERHOUSECOOPERS   LLP  AS  INDEPENDENT  CERTIFIED  PUBLIC
ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 1999.


                                  OTHER MATTERS

      The Board of Directors knows of no other matters that are likely to be brought before the Meeting. If any other matters should be properly brought before the Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for each of the last three fiscal years ended December 31, 1998.

                                                             Other                  Securities
                                                             Annual    Restricted   Underlying              All Other
       Name and                                              Compen-     Stock       Options/      LTIP      Compen-
  Principal Position          Year    Salary       Bonus     sation     Award(s)      SARs        Payouts     sation
  ------------------          ----    ------       -----     ------     --------      ----        -------     ------

Thomas L. Blair.............  1998   $350,000    $196,000(1)   --         --           --           --     $ 81,286(2)
  Chairman of the Board       1997     93,469     149,767(1)   --         --           --           --       86,790(2)
  and Chief Executive         1996    115,998(1)  106,457(1)   --         --           --           --       46,546(2)
  Officer(3)

Edward S. Civera ...........  1998    350,000     196,000(4)   --         --                        --      231,180(5)
  President and Chief         1997    253,294     100,000(4)   --         --        1,125,000       --      224,930(5)
  Operating Officer(3)

S. Joseph Bruno.............  1998    280,000      49,000(6)   --         --           --           --       28,290(7)
    Vice President and        1997    255,794      25,000(6)   --         --           --           --       35,610(7)
    Chief Financial Officer   1996    240,000         --       --         --           --           --       58,619(7)

Spiro A. Karadimas..........  1998    240,000      49,000(8)   --         --           --           --       28,250(9)
    Vice President of         1997    210,794      25,000(8)   --         --           --           --       29,868(9)
    Operations                1996    150,000         --       --         --           --           --       45,911(9)

Barbara Freeman
  President of National       1998    215,500         --       --         --         22,500       --       14,600(10)
  Health Services, Inc.       1997    211,823     15,000       --         --           --           --        5,250(10)
                              1996     51,375         --       --         --           --           --           --

-----------------------------
(1) For 1996, Mr. Blair received a total of $115,998 as compensation; $49,998 from the Company; and $66,000 from IM&I, an entity owned by Mr. Blair which was contributed to and then merged with the Company. In addition, the bonuses for 1996 and 1997 reflect Mr. Blair's receipt in April 1997 and March 1998, respectively, of 1% of the Company's after-tax profit for the respective year pursuant to the terms of his employment agreement. The bonus for 1998 reflects the amount accrued for 1998 and paid in March 1999.
(2)  For 1996,  consists  of payments  from IM&I to Thomas L.  Blair,  the Chief
     Executive Officer, President and sole stockholder of IM&I prior to his contribution of IM&I to the Company, and includes premiums for life insurance of $24,297 and automobile allowance of $22,249. For 1997, consists of payments from the Company of premiums for life insurance of $45,973, matching 401(k) contribution of $4,817 and automobile allowance of $36,000. For 1998, consists of payments from the Company of premiums for life insurance of $39,786, matching 401(k) contribution of $5,500 and $36,000 of automobile allowance.
(3) In March 1999, Edward S. Civera was elected by the Board to serve as Co-Chief Executive Officer along with Thomas L. Blair.
(4) Reflects Mr. Civera's receipt in March 1998 of the 1997 bonus and receipt in March 1999 of the 1998 bonus pursuant to his employment agreement.
(5) Includes for 1997 and 1998, respectively, $200,000 and $200,000, net of income tax, representing a funded retirement benefit (see "Compensation Committee Report on Executive Compensation--Employment Agreements"), premiums for life insurance of $1,680, and $1,680, matching 401(k) contributions of $5,250 and $5,500 and automobile allowance of $18,000 and $24,000.
(6) Reflects Mr. Bruno's receipt in March 1998 of the 1997 bonus and receipt in March 1999 of the 1998 bonus.
(7) In 1996, includes payment from the Company of premiums for life insurance of $12,710, automobile allowance of $9,523, and $36,386 deferred compensation from 1995. In 1997 and 1998, respectively, includes payment from the Company of premiums for life insurance of $10,360 and $2,790 respectively, matching 401(k) contributions of $5,250 and $5,500, respectively, and automobile allowances of $20,000 for both years.
(8) Reflects Mr. Karadimas' receipt in March 1998 of the 1997 bonus and receipt in March 1999 of the 1998 bonus.
(9) For 1997 and 1998, includes payment from the Company of premiums for life insurance of $4,618 and $2,750, respectively, matching 401(k) contributions of $5,250 and $5,500, respectively, and automobile allowances of $20,000 and $20,000, respectively. For 1996, includes payment by the Company of premiums for life insurance of $7,666 and automobile allowances of $11,643 and payment by IM&I of $26,602.
(10) Consists of matching 401(k) contributions of $5,250 and $5,500 for 1997 and 1998, respectively, and automobile allowance for 1998 of $9,100.

STOCK OPTION PLAN

     All executive officers, with the exception of Thomas L. Blair, Co-Chief Executive Officer, may participate in the Company's 1996 Stock Option Plan.


                       OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to named executive officers during 1998 under the Company's 1996 Stock Option Plan:



                                           % of
                          Number        Total Options                                                  Potential
                      of Securities      Granted to      Grant-                               Realizable Value at Assumed
                       Underlying          Employees     Date                                 Annual Rates of Stock Price
                         Options         in Fiscal       Market   Exercise    Expiration     Appreciation for Option Term (1)
                                                                                             --------------------------------
    Name                 Granted            Year         Price     Price         Date              5%               10%
    ----                 -------        -----------     -------  ---------    -----------      ---------         --------
Barbara M. Freeman.....   22,500            13.4%        12.94    $14.67       Jan. 2003        $371,700         $468,700

------------------------------------
(1)These potential realizable values are based on assumed rates of appreciation required by applicable regulations of the SEC.


                 AGGREGATED OPTION EXERCISES DURING FISCAL 1998
                     AND OPTION VALUES ON DECEMBER 31, 1998

      The following table sets forth information concerning stock option exercises and stock option values for the named executive officers at December 31, 1998.


                            Number of
                           of Shares       Value                                           Value
                          Acquired Upon  Realized    Number of Unexercised         of Unexercised In-The-
                             Exercise      Upon        Options 12/31/98           Money Options 12/31/98(1)
                                                    --------------------------   --------------------------
                            of Option    Exercise   Exercisable  Unexercisable   Exercisable  Unexercisable
                            ---------    --------   -----------  -------------   -----------  -------------
   Edward S. Civera.....       --           --        843,750(2)   281,250       $16,171,875    $6,890,625
   Barbara Freemen......       --           --             --       22,500                --       311,175

-----------------------------
(1)In accordance with the SEC's rules, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $28.50, the closing price of the stock reported by the Nasdaq National Market as of December 31, 1998.
(2)In February 1999, Mr. Civera exercised options to purchase an aggregate of 375,000 shares of Common Stock.


CERTAIN TRANSACTIONS

      The following are transactions involving Thomas L. Blair, the Chairman of the Board and Co-Chief Executive Officer of the Company and/or Principal Mutual and the Company:

      The Company utilizes, for corporate business purposes, the services of an aircraft owned by a corporation that is owned by Thomas L. Blair. The amount paid by the Company to this corporation in 1998, 1997 and 1996 was approximately $445,000, $263,000, and $153,000, respectively.

      During 1996, an affiliate of Principal Mutual that is a payor for health care services contracted with the Company for access to a network of health care providers developed by the Company (the "Provider Network"). Principal Mutual's affiliate has also been a payor client of an affiliate of the Company since 1992. Approximately $7,376,000, $2,342,000 and $80,000 of Provider Network
revenue for 1998, 1997 and 1996, respectively, was derived from its contract with the Principal Mutual affiliate. At December 31, 1998 and 1997, approximately $904,000 and $341,000, respectively, was due from a Principal Mutual affiliate.

      During 1997, the Company purchased medical and life insurance from a Principal Mutual affiliate. The Company did not purchase health insurance from that Principal Mutual affiliate during 1998. A Principal Mutual affiliate has also administered the Company's 401(k) plan since 1997. Amounts paid to Principal Mutual affiliates in 1998 and 1997 for these insurance products and services approximated $159,000 and $386,000, respectively.

      The Company performs certain administrative services for HealthExtras, an entity formed by Principal Mutual and Thomas L. Blair that markets catastrophic and supplemental health insurance. During 1998, HealthExtras reimbursed the Company approximately $839,000 for staffing and other costs incurred by the Company in the performance of services on behalf of HealthExtras. The Company has also entered into a royalty agreement with HealthExtras effective January 1, 1999. The royalty agreement provides the Company with a per member per month royalty fee in exchange for the Company granting HealthExtras' members access to its Provider Network at no fee over a four-year period. The royalty fee initially starts at $1.00 per member per month in year one and increases to $1.50 per member per month in year four. The royalty fee is based upon the tenure of each member participating in the HealthExtras program. It is likely that HealthExtras' future product development will integrate the use of the Provider Network. The Company has guaranteed a credit facility of HealthExtras in the amount of $3.0 million.

      See "Voting Securities and Security Ownership--Recent Changes in Ownership by Principal Stockholders" for a discussion of proposed arrangements relating to the divestiture by Principal Mutual of a controlling relationship with respect to the Company and related possible transactions, which, among other things, could involve transactions between the Company and Mr. Blair or Principal Mutual, including its affiliates.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer ("CEO") and other executive officers. The disclosure requirements for the CEO and the other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee of the Board of Directors (the "Committee") has prepared the following report for inclusion in this Proxy Statement.

GENERAL

      Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company and thus stockholder value by aligning the financial interests of the Company's executive officers with those of the stockholders.

      The Compensation Committee of the Board of Directors of the Company is directly responsible for establishing the compensation levels and benefits for the CEO of the Company. With respect to the other officers, the CEO of the Company recommends compensation levels and other incentives to the Committee. The Committee ultimately has the final decision. For 1998, the Committee consisted of Bette B. Anderson and Frederick H. Graefe, who are outside directors, and Thomas J. Graf, who is Senior Vice President of Principal Mutual.

COMPENSATION POLICIES

      In furtherance of the Company's goals, and to attract and retain corporate officers and other key employees with outstanding abilities and to motivate them to perform to the full extent of their abilities, compensation for the executive officers, as well as other management employees consists primarily of three major components: base salary, bonus awards, and long-term incentive compensation in the form of discretionary stock options. In addition, executive officers may receive other compensation in the form of various fringe benefits.

BASE SALARIES

      In determining salary levels, the Committee considers the entire compensation package plans of the executive officers, including the equity compensation provided under the Company's stock plans. Salary levels are intended to be consistent with industry standards and each executive's level of responsibility. Although the Committee's decisions are discretionary and no specific formula is used for decision making, salary increases are aimed at reflecting the overall performance of the Company and the performance of the individual executive officer.

BONUS AWARDS

       In  determining  bonus  awards,   the  Committee   considers  the  entire
compensation package of the executive officers. As discussed under BASE SALARIES, bonus awards are intended to be consistent with other companies in the industry and each executive officer's level of responsibility. Although the Committee's policy is subjective and no specific formula is used for decision making, the bonus awards are aimed to reflect the overall financial performance of the Company including the achievement of the revenues and net income goals and the performance of the individual executive officer. The only bonus awards made for the year ended December 31, 1998 were to Mr. Thomas L. Blair, the CEO during 1998 (refer to COMPENSATION OF THE CHIEF EXECUTIVE OFFICER below); Mr. Edward S. Civera, the President and Chief Operating Officer during 1998; Mr. S. Joseph Bruno, Vice President and Chief Financial Officer; and Mr. Spiro Karadimas, Vice President of Operations.

LONG-TERM INCENTIVE COMPENSATION

       In 1997, the stockholders approved the United Payors & United Providers, Inc. 1996 Stock Option Plan (the "Stock Option Plan"), under which executive officers and other employees may receive grants of stock options and stock awards. The Compensation Committee believes that stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Mr. Blair has excluded himself from participation in the Company's plan. During 1998, the Committee granted stock options to Mrs. Freeman and to Mr. Mott.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

      Thomas L. Blair, for 1996, received a total of $115,998 as base salary; $49,998 from the Company; and $66,000 from Initial Managers & Investors, Inc. ("IM&I"), an entity owned by Mr. Blair which was contributed to and then merged with the Company. During 1997 and 1998, Mr. Blair received a base salary of $93,469 and $350,000, respectively. In addition, in accordance with Mr. Blair's employment contract, he also receives 1% of the Company's after-tax profit, which is reflected as a bonus in the compensation table (see EXECUTIVE COMPENSATION section), and which amounted to $106,457 for 1996, $149,767 for 1997, and $196,000 for 1998, and other compensation in the form of fringe benefits.

EMPLOYMENT AGREEMENTS

       The Company has entered into employment agreements with Messrs. Blair, Civera, Bruno, and Karadimas. The employment agreements for Messrs. Blair, Bruno and Karadimas are substantially similar and provide for two-year terms (initially effective July 1996, and as amended, from January 1999), covenants not to compete, and severance arrangements. Mr. Blair's base salary, pursuant to his employment agreement, is $350,000 per year plus one percent of the Company's annual after-tax profits. The base salaries currently are $240,000 and $280,000, respectively, for Messrs. Karadimas and Bruno. Base salary may be increased by the Company's Board of Directors, in the case of Mr. Blair, and by the Company's President, in the case of Messrs. Karadimas and Bruno. In addition to base salary, the employment agreements provide for, among other things, participation by the executives in employee benefit plans, other fringe benefits applicable to executive personnel and reimbursement of reasonable expenses incurred in promoting the business of the Company. As of January 1998, Mr. Bruno and Mr. Karadimas began participating in a bonus arrangement entitling each of them to one-quarter of one percent of the Company's net income. In addition, in 1998 the Board approved and the Company paid an aggregate of $700,000 for variable- and fixed-rate annuity policies for Mr. Blair. Mr. Blair has reimbursed the Company $250,000 of that amount and currently is the owner of one-third of the policy. The remainder of the policy vests to Mr. Blair over the next two years, subject to his reimbursement to the Company for the remainder of the cost. Until it is reimbursed in full, the Company has a proportionate ownership interest in the policy.

      Mr. Civera's agreement, initially effective January 1997, and, as amended, from January 1999, provides for, among other things, an annual base salary of $350,000, a bonus arrangement of one percent of the Company's after-tax profit, options to purchase 1,125,000 shares of the Company's Common Stock (750,000 shares exercisable at or above the market price at the date of grant and 375,000 shares exercisable at $4.00 below the market price at the date of grant) that vest over an eight-year period (with an acceleration provision based on performance) and a net of income tax retirement benefit (approximately $1.0 million) in the form of vested trust arrangements that is earned over a five-year period. In December 1997, the Company accelerated the vesting of the 750,000 stock options which had an exercise price equal to or above the market price at the date of grant. Mr. Civera's agreement also contains benefit provisions related to a change in control of the Company. On February 25, 1999, Mr. Civera exercised options to purchase 375,000 shares of Common Stock at a weighted average exercise price of $6.50. These shares were sold by Mr. Civera to Capital Z. Mr. Blair agreed, in Mr. Civera's employment contract, to vote the shares of Common Stock he controls for the election of Mr. Civera to the Board of Directors.

      Each of the employment agreements contains benefit provisions related to a change in control of the Company's ownership. In the event of a change in control, Mr. Civera will be entitled to: (i) his annual base salary and incentive bonus for the remaining term of his employment agreement; (ii) the remainder of his advance benefit payment; and (iii) immediately accelerate the vesting of all of his unvested stock options. In the event of a change in control, Messrs. Blair, Bruno and Karadimas will each receive his respective base salary and incentive bonus payment for a period of time which is the greater of the remaining unexpired term of his respective employment agreement or for one year.

      For purposes of each of the employment agreements, a "change in control" has occurred if: (i) a person becomes the beneficial owner of at least 20% of the Company's outstanding securities; (ii) in any 24 month period, a majority of the Board is replaced, unless the election of each new director was approved by a vote of 2/3 of the directors in office who were also directors at the beginning of the period; or (iii) the stockholders of the Company approve a definitive merger agreement, sale of asset agreement, or an agreement to liquidate or dissolve the Company.

      Notwithstanding the definition of "a change in control," (a) the recent transfer of 4,500,000 shares of Common Stock to the Trust by Principal Mutual, and (b) the recent acquisition by Capital Z of 1,750,000 shares of Common Stock and the option to purchase 2,250,000 shares of Common Stock does not constitute a "change in control of the Company" for purposes of these employment agreements because the holder of each agreement has waived his rights to a "change in control" under those circumstances. The waiver was accomplished through the amendment of each employment contract in January 1999.


                                              COMPENSATION COMMITTEE OF
                                              THE BOARD OF DIRECTORS

April 22, 1999                                Bette B. Anderson, Chairperson
                                              Thomas J. Graf
                                              Frederick H. Graefe

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the index for companies whose equity securities are traded on the Nasdaq National Market and the index for the Nasdaq Health Services Stocks, commencing July 2, 1996 (the date of the Company's initial public offering) and as of December 31, 1996, June 30, 1997, December 31, 1997, June 30, 1998 and December 31, 1998. The graph was derived from data for only a limited period of time and, as a result, may not be indicative of possible future performance of the Company's Common Stock.



                              [GRAPH APPEARS HERE]



                                                     Summary
                                                     -------

                                              7/2/96  12/31/96  6/30/97  12/31/97  6/30/98  12/31/98
                                              ------  --------  -------  --------  -------  --------
      United Payors & United Providers, Inc.  100.00   125.01   120.46    175.00   308.54    388.65
      Nasdaq National Market                  100.00   108.63   121.57    133.27   160.45    187.34
      Nasdaq Health Service Stock             100.00    88.08    91.79     89.76    89.47     76.97

      Notes:
      ------
        A. The lines represent six-month index levels.
        B. If the six-month interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
        C. The index level for all series was set to $100.00 on July 2, 1996.

                           DEADLINE FOR SUBMISSION OF
                  STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS IN THE YEAR 2000


     In order for stockholder proposals to be considered by the Company for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 2000, they must be received by the Company at its principal executive offices by January 15, 2000.

     The Bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, the stockholder must deliver written notice to the Secretary of the Company at the principal executive offices of the Company not less than 90 days before the time originally fixed for such meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. In order for the notice of a stockholder proposal for consideration at the Company's 2000 Annual Meeting of Stockholders to be timely, the Company would have to receive such notice no later than April 16, 2000, assuming the 2000 Annual Meeting is held on June 15, 2000 and the Company provides at least 100 days' notice or public disclosure of the date of the meeting. The notice must include the stockholder's name and address, as it appears on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's Common Stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. See "Election of Directors--Meetings and Committees of the Board of Directors--Nominating Committee." Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.






May 17, 1999
                                    By Order of the Board of Directors


                                           /s/ Joseph M. Mott

                                           JOSEPH M. MOTT
                                              SECRETARY


--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.
--------------------------------------------------------------------------------

                                                                     EXHIBIT A


                                  AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     UNITED PAYORS & UNITED PROVIDERS, INC.

                       (Pursuant to 8 Del C. Section 242)


United Payors & United Providers, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation") does hereby certify that:

FIRST, a Certificate of Incorporation was initially filed by the Corporation on April 15, 1996 with the Office of the Secretary of the State of Delaware.

SECOND, that the Board of Directors of the Corporation, in accordance with the provisions of Section 242 of the Delaware General Corporation Law, duly adopted resolutions setting forth an amendment (the "Amendment") of the Certificate of Incorporation, declared said amendment to be advisable and called a meeting of stockholders of the Corporation for consideration thereof. The Amendment of the Corporation's Certificate of Incorporation proposed by these resolutions is as follows:

1. Amend Article FIFTH by repealing Section C of such Article.

2. Amend Article SIXTH, Section D to provide as follows:

            "D. Subject to the rights of holder of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class."

3. Amend Article SEVENTH to provide as follows:

                  "SEVENTH:  The Board of Directors  is  expressly  empowered to
                   -------
            adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provisions of the Bylaws of the Corporation."

4.    Repeal Article EIGHTH.

5.    Repeal Article NINTH.

6. Amend Article TWELFTH to provide as follows:

                  "TWELFTH:  The  Corporation  reserves  the  right  to amend or
                   -------
            repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend or repeal this Article TWELFTH, Section D of Article FIFTH, Article SIXTH, Article SEVENTH or Article TENTH."


THIRD, that thereafter on June 15, 1999, an Annual Meeting of Stockholders of the Corporation was duly called and held, upon notice and in accordance with
Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by the Delaware General Corporation Law were voted in favor of the Amendment.

FOURTH,  the  Amendment was duly adopted in  accordance  with the  provisions of
Section 242 of the Delaware General Corporation Law.


IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President and Co-Chief Executive Officer and attested by its Corporate Secretary on this __ day of June, 1999.



                                          UNITED PAYORS & UNITED PROVIDERS, INC.

                                                                       EXHIBIT B


             EXISTING PROVISIONS OF CERTIFICATE OF INCORPORATION OF
                     UNITED PAYORS & UNITED PROVIDERS, INC.
                 DELETED OR REVISED BY THE CERTIFICATE AMENDMENT


1. The Certificate Amendment would repeal Section C of Article FIFTH. Article FIFTH of the Certificate of Incorporation currently reads in its entirety as follows:

      "FIFTH:  The following  provisions  are inserted for the management of the
       -----
business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

      A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

      B. The Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

      C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

      D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or as otherwise provided in the Bylaws. The term "Whole Board" shall mean the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption)."

2. The Certificate Amendment would amend Section D of Article SIXTH to read as set forth in the Certificate Amendment. Section D of Article SIXTH of the Certificate of Incorporation currently reads as follows:

      "D. Subject to the rights of holder of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class."

3. The Certificate Amendment would amend Article SEVENTH to read as set forth in the Certificate Amendment. Article SEVENTH of the Certificate of Incorporation currently reads as follows:

      "SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provisions of the Bylaws of the Corporation."

4. The Certificate Amendment would repeal Article EIGHTH. Article EIGHTH of the Certificate of Incorporation currently reads as follows:

      "EIGHTH:

      A. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in this Article
   EIGHTH:

         1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with: (a) any Interested Stockholder (as hereinafter defined); or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

         2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

         3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof)
               having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% of the combined Fair Market Value of the outstanding common stock of the Corporation and its Subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

         4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

         5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of Directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of this Certificate of Incorporation or any Preferred Stock Designation in any agreement with any national securities exchange or otherwise.

      The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article EIGHTH.

      B. The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote (if any), as is required by law or by this Certificate of Incorporation, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 or 2 are met:

1.   The  Business  Combination  shall  have  been  approved  by  a majority  of
     the  Disinterested   Directors  (as  hereinafter defined).

2.   All of the following conditions shall have been met:

     a. The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:

           (i) (if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by it: (I) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"); or (II) in the transaction in which it became an Interested Stockholder, whichever is higher; or

           (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article EIGHTH as the "Determination Date"), whichever is higher.

     b. The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

           (i) (if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it: (I) within the two-year period immediately prior to the Announcement Date; or (II) in the transaction in which it became an Interested Stockholder, whichever is higher; or

           (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

           (iii) the Fair  Market  Value per share of such class of Voting Stock
                 on  the  Announcement  Date  or  on  the  Determination   Date,
                 whichever is higher.

     c. The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with subparagraph B.2 of this Article EIGHTH shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

     d. After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
           Combination:   (i)  except  as   approved   by  a  majority   of  the

           Disinterested Directors (as hereinafter defined), there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (ii) there shall have been: (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors; and
           (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors, and (III) neither such Interested Stockholder or any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

     e. After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided, directly or indirectly, by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

     f. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities
           Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, and the rules or regulations thereunder) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

C.    For the purposes of this Article EIGHTH:

      1. A "Person" shall include an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

      2. "Interested Stockholder" shall mean any person (other than the Corporation or any Holding Company or Subsidiary thereof) who or which:

           a. is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

           b. is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

           c. is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

     3. "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Certificate of

           Incorporation; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

           a. which such person or any of its affiliates beneficially owns, directly or indirectly; or

           b. which such person or any of its affiliates has: (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of clauses 1 through 5 of Section A of Article EIGHTH of this Certificate of Incorporation ("Article EIGHTH")), or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner); or

          c. which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation; and provided further, however, that: (1) no Director or Officer of this Corporation (or any Affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such Director or Officer (or any Affiliate thereof); and (2) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this
               Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes only of computing the percentage of beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

     4. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of this Certificate of Incorporation.

     5. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the
           Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

     6. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the

           Interested Stockholder became an Interested Stockholder, and any Director who is thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

     7.    "Fair Market Value" means:

           a. in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers Automated Quotation System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and

           b. in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

     8. Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

     9. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Subparagraphs (a) and (b) of Paragraph 2 of Section B of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

     D. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry: (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value equaling or exceeding 25% of the combined Fair Market Value of the Common Stock of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article EIGHTH.

     E. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     F. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article EIGHTH."


5. The Certificate Amendment would repeal Article NINTH in its entirety. Article NINTH of the Certificate of Incorporation currently reads as follows:

           "NINTH:  The Board of Directors of the Corporation,  when  evaluating
            -----
    any offer of another Person (as defined in Article EIGHTH hereof) to: (A) make a tender or exchange offer for any equity security of the Corporation;
    (B) merge or consolidate the Corporation with another corporation or entity; or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on the Corporation's present and future customers and employees and those of its Subsidiaries; (as defined in Article EIGHTH hereof), and on the communities in which the Corporation and its Subsidiaries operate or are located."

6.  The Certificate Amendment would amend Article TWELFTH to read as  set  forth
in  the   Certificate   Amendment.   Article   TWELFTH  of  the  Certificate  of
Incorporation currently reads as follows:

           "TWELFTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend or repeal this Article TWELFTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH or Article TENTH."

A  [X] Please mark your votes as in this example.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED
                   AND "FOR" EACH OF THE PROPOSALS PRESENTED.

1. The election as directors of all nominees listed at right to the terms expiring at the Annual Meeting of Stockholders in the year 2002 and 2001, respectively, and until their successors are elected and qualified.

            FOR ALL NOMINEES                 VOTE WITHHELD
            (Except as indicated to
             the contrary below)
                  [___]                          [___]

      Nominees:
      For term expiring in the year 2002:
                              Thomas L. Blair
                              Thomas J. Graf
                              Frederick H. Graefe
      For term expiring in the year 2001:
                              Steven M. Gluckstern
                              Paul H. Warren

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.

                      ------------------------------------

2. The amendment of the Company's certificate of incorporation to: (i) repeal Article FIFTH, Section C; (ii) repeal Article EIGHTH; (iii) repeal Article NINTH; and (iv) amend Article SIXTH, Section D, Article SEVENTH and Article TWELFTH to lower from 80% to 66 2/3% the stockholder vote required to remove directors for cause and amend the certificate of incorporation and bylaws.

            FOR             AGAINST             ABSTAIN
            [__]             [__]                [__]

3. This ratification of the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for United Payors & United Providers, Inc. for 1999.

            FOR             AGAINST             ABSTAIN
            [__]             [__]                [__]


THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED AND "FOR" EACH OF THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated May 17, 1999 and of the Annual Report to Stockholders.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

________________________  ________________________   Dated: ______________, 1999
SIGNATURE OF STOCKHOLDER  SIGNATURE OF STOCKHOLDER

NOTE: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

------------------------------------------------------------------------------
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

                     UNITED PAYORS & UNITED PROVIDERS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 15, 1999

                                  1:30 P.M. EDT

      The undersigned hereby appoints Thomas L. Blair, Edward S. Civera, S. Joseph Bruno and Joseph M. Mott or any one or more of them acting in the absence of the others, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of Common Stock of United Payors & United Providers, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held on June 15, 1999, at 1:30 p.m., Eastern Daylight Time, at the Ritz-Carlton Pentagon City, 1250 S. Hayes Street, Arlington, Virginia 22202, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting, as follows:


                  (Continued and to be signed on reverse side.)